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                                                                    Exhibit 99.1

For Immediate Release

eDiets.com, Inc.                                 Waggener Edstrom for Microsoft

Media/Marketing:                                 Press Only:
Merilee Kern, Marcomm Manager                    Amy Radich
702-562-0064                                     (503) 443-7000
merilee@eDiets.com                               amyr@wagged.com

Investor Relations:                              Rapid Response Team:
Alison Tanner, CFA, Chief Strategist             (503) 443-7070
954-360-9022 x140                                rrt@wagged.com
alison@eDiets.com


$9.1 Million Deal Expands eDiets Advertising, Content on MSN

               High-Profile Advertising Space, Integrated Content
           And Co-Branded Web Minisites Are Included in the Agreement

REDMOND, Wash., and DEERFIELD BEACH, Fla. -- July 21, 2002 -- The MSN(R) network of Internet services today announced that it has signed a $9.1 million agreement with eDiets.com Inc. (OTCBB "EDET") ("eDiets"), the leader in personalized online diet programs and an emerging force in personalized online fitness and motivation programs. Under the agreement, eDiets will place its advertising and original content more broadly across MSN, the most popular online destination on the Web.

The deal, which applies to the MSN network within the United States, renews and expands an earlier promotional agreement between the two online leaders. The agreement provides eDiets with several types of advertising on MSN, including standard online space and "content modules" on MSNBC (http://www.msnbc.com/), MSN WomenCentral (http://women.msn.com/), Slate(R) online magazine (http://slate.msn.com/) and other top MSN sites. eDiets also will promote its services through the WebCourier(R) HTML newsletter distribution service -- a highly targeted e-mail program delivered through the MSN Hotmail(R) service, the world's most popular Web-based e-mail service* -- to consumers who opt in to the service.

In addition, the agreement allows eDiets to reach the 270 million worldwide visitors to MSN each month -- the most portal traffic on the Web -- with its personalized diet and fitness programs through two co-branded minisites. One minisite will be hosted by MSN WomenCentral, an online resource providing women with tools and expert advice, and the other by MSNBC, the leading Internet news site.

This extended alliance with MSN and its affiliates is eDiets' largest-ever marketing agreement, and -- with the preferred sponsorships and integration of original content -- also one of the most extensive.

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"This deal demonstrates the value that a growing number of advertisers find in
MSN," said Joanne Bradford, vice president of MSN. "As the number one destination on the Web, MSN offers advertisers a bigger audience and more ways to engage consumers than any other online location."

"When we decided to further promote our personalized programs and get the eDiets brand name in front of a massive audience, MSN was the clear choice," said David Humble, founder, chairman and CEO of eDiets. "Nowhere else on the Web can you get such significant exposure and engage consumers in so many ways."

The minisites, which debut in early August, offer as much as six pages of eDiets content -- more than can be found for similar subjects on other online networks. The content is based on eDiets' proprietary diet-, fitness- and nutrition-related tools, information and resources. Visitors also will be able to subscribe to eDiets' personalized programs. As with all of eDiets' online tools and programs, the content on the minisites will be developed by eDiets' in-house team of registered and licensed dietitians, certified fitness trainers and psychologists, providing members with professional advice, information and support in a convenient and private online alternative to traditional weight-loss programs.

"This agreement," Humble said, "represents a significant commitment by eDiets to expand the reach of our company and to support the health and fitness efforts of the MSN network's audience. With the epidemic of obesity becoming more widely appreciated by leaders in the medical, government and business communities, we are pleased that MSN is looking to eDiets as its preferred online diet and fitness resource."

About eDiets.com Inc.

eDiets.com Inc. (OTCBB "EDET"), the online diet services category leader through its brands eDiets (http://www.eDiets.com/) and DietSmart (http://www.DietSmart.com/), has been providing customized diet, fitness and motivational programs, products and services on a subscription basis since 1996. eDiets and DietSmart members benefit from an array of comprehensive online support services that are available 24x7x365, including professionally moderated online meetings, support groups, chats and teleconferences. This combination of convenience, personalization, privacy, support and value provides eDiets members with an attractive alternative to traditional offline programs popularized by Weight Watchers International Inc. (NYSE "WTW"), Jenny Craig Inc. and others. During the first quarter of 2002, eDiets.com had approximately 300,000 unique paying members and currently has over 10 million opt-in subscribers to its biweekly e-mail newsletter, eDiets Diet & Fitness News. Among other honors received, http://www.eDiets.com/ was named a Forbes Magazine Best of the Web fitness and nutrition Web site in both 2000 and 2001. eDiets.com Inc. maintains its corporate office in Deerfield Beach, Fla.

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About MSN

MSN attracts more than 270 million unique users worldwide per month. Globally available in 34 markets and 18 languages, MSN is a world leader in delivering Web services to consumers and digital marketing solutions to businesses worldwide. The most useful and innovative online service today, MSN brings consumers everything they need from the Web to make the most of their time online. MSN is located on the Web at http://www.msn.com/. MSN worldwide sites are located at http://www.msn.com/worldwide.ashx.

About Microsoft

Founded in 1975, Microsoft Corp. (Nasdaq "MSFT") is the worldwide leader in software, services and Internet technologies for personal and business computing. The company offers a wide range of products and services designed to empower people through great software -- any time, any place and on any device.

                                       ###

* Source: Jupiter Media Metrix Custom data, April 2002. Includes data from Australia, Canada, France, Germany, Italy, Spain, Sweden, Switzerland, the United Kingdom and the United States.

Statements in the release that are not historical in nature are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which could cause the actual results, performance or achievements of the Company to be materially different from those that may be expressed or implied by such statements. These risks and uncertainties include, among others, changes in general economic and business conditions, changes in product acceptance by consumers, effectiveness of sales and marketing efforts, loss of market share and pressure on prices resulting from competition, and inability to obtain sufficient financing. For additional information regarding these and other risks and uncertainties associated with eDiets.com business, reference is made to the Company's Annual Report on Form 10-KSB for the year ended Dec. 31, 2001, and other reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements are current only as of the date on which such statements are made. The Company does not undertake any obligation to publicly update any forward-looking statements.

Microsoft, MSN, Slate, WebCourier and Hotmail are either registered trademarks or trademarks of Microsoft Corp. in the United States and/or other countries. The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

Note to editors: If you are interested in viewing additional information on Microsoft, please visit the Microsoft(R) Web page at http://www.microsoft.com/presspass/ on Microsoft's corporate information pages. Web links, telephone numbers and titles were correct at time of publication, but may since have changed. Journalists and analysts may contact Microsoft's Rapid Response Team for additional assistance.